Exhibit 16.1

February 16, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by QualTek Services Inc. (formerly Roth CH Acquisition III Co.) under Item 4.01 of its Form 8-K dated February 16, 2022. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of QualTek Services Inc. (formerly Roth CH Acquisition III Co.) contained therein.

Very truly yours,

/s/ Marcum llp

Marcum llp

Philadelphia, PA